Exhibit 5.1

SCHRECK BRIGNONE

A T T O R N E Y S  A T  L A W

300 South Fourth Street

Suite 1200

Las Vegas, Nevada 89101

(702) 382-2101 · Fax (702) 382-8135

www.schrecklaw.com

October 11, 2006

China BAK Battery, Inc.

BAK Industrial Park, No. 1 BAK Street

Kuichong Town, Longgang District

Shenzhen, People’s Republic of China

Ladies and Gentlemen:

We have acted as special Nevada counsel to China BAK Battery, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of 13,964,297 shares of the Company’s common stock, par value $.001 per share (“Common Stock”) consisting of: (i) 8,946,278 shares of Common Stock (the “January Investor Shares”) which were issued and sold to investors signatory to that certain Securities Exchange Agreement, dated January 20, 2005 (the “Exchange Agreement”) (ii) 4,386,030 shares of Common Stock (the “September Investor Shares” and, together with the January Investor Shares, the “Investor Shares”) which were issued and sold to investors (the “September Investors”) signatory to that certain Securities Purchase Agreement, dated September 16, 2005 (the “Purchase Agreement”), (iii) 505,591 shares of Common Stock (the “Roth Warrant Shares”) issuable upon the exercise of a warrant to purchase such shares issued by the Company to Roth Capital Partners, LLC, in connection with the purchase by the September Investors of the September Investor Shares (the “Roth Warrant”), and (iv) 126,398 shares of Common Stock (the “Global Warrant Shares” and, together with the Roth Warrant Shares, the “Warrant Shares” and, together with the January Investor Shares and the September Investor Shares, the “Shares”) issuable upon exercise of a warrant to purchase such shares issued by the Company to Global Hunter Securities, LLC, in connection with the purchase by the September Investors of the September Investor Shares (the “Global Warrant” and, together with the Roth Warrant, the “Warrants”), all as set forth in the Registration Statement. At your request this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken, as applicable, by the Company in connection with the authorization, issuance and sale of the Shares. For purposes of this opinion, we have assumed that such proceedings have been or will be timely completed in the manner set forth in the Registration Statement and in the relevant operative and transaction documents (including, without limitation, the Exchange Agreement, the Purchase Agreement and the Warrants) and that the terms of such issuances are or will otherwise be in compliance with all applicable laws.

China BAK Battery, Inc.

October 11, 2006

In connection with the foregoing, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purpose of rendering this opinion. We have also examined originals or copies, certified or otherwise authenticated or identified to our satisfaction as being true copies or reproductions of originals of, the Registration Statement, certain corporate and other records of the Company, and such other documents, agreements, instruments and records, as we have deemed necessary or appropriate as a basis for the opinions expressed herein. We have also obtained from public officials and from officers and other representatives of the Company, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) each document we reviewed has been duly and validly authorized, executed and delivered by each party thereto and is the valid and binding agreement of such party, enforceable in accordance with its terms, (ii) each natural person executing a document has sufficient legal capacity to do so and to enter into such document, (iii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of the provisions thereof, by action or conduct of the parties, or otherwise, (iv) the statements of fact and representations and warranties set forth in the documents we have examined are true and correct, (v) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document and (vi) all corporate records made available to us by the Company and all public records reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws or the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to any federal laws, including any federal securities laws, or any state securities or “Blue Sky” laws or regulations.

On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that (i) the Shares have been duly authorized for issuance by the Company, (ii) the Investor Shares are validly issued, fully paid and non-assessable, and (iii) when and to the extent issued and sold in accordance with the terms of the Warrants as described in and as contemplated by the Registration Statement (after due and proper exercise thereof by the selling stockholders, together with payment in full to the Company of all exercise prices), the Warrant Shares will be validly issued, fully paid and non-assessable.

China BAK Battery, Inc.

October 11, 2006

The opinions expressed herein are based upon the Nevada laws in effect and the facts in existence as of the date of this letter. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to this firm therein under the caption “Legal Matters”. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, or under Item 509 of Regulation S-K.

Very truly yours,

SCHRECK BRIGNONE

/s/  Schreck Brignone